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                           FORM 10-K DECEMBER 31, 1996

                                                      COMMISSION FILE NO. 1-8491


                                                                      EXHIBIT 21


                      HECLA MINING COMPANY AND SUBSIDIARIES

                           SUBSIDIARIES OF REGISTRANT

                                December 31, 1996




                                     State or Country    Percentage of
                                        in Which       Voting Securities
                                        Organized             Owned
                                     ----------------  -----------------

CoCa Mines Inc.                        Colorado            100    (A)
Colorado Aggregate Company of
  New Mexico                           New Mexico          100    (A)
ConSil Corp.                           Idaho               78.50  (A)
Eastmaque Gold Mines (U.S.) Inc.       Nevada              100    (A)
Equinox Resources, Inc.                Nevada              100    (A)
Kentucky-Tennessee Clay Company        Delaware            100    (A)
K-T Clay de Mexico, S.A. de C.V.       Mexico              100    (A)
K-T Feldspar Corporation               North Carolina      100    (A)
Minera Hecla, S.A. de C.V.             Mexico              100    (A)
Mountain West Products Inc.            Idaho               100    (A)



(A)  Included in the consolidated financial statements filed herewith.